UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2006, PS Business Parks, Inc. (the "Company") issued a press release announcing the election by the Board of Directors of the Company of Michael V. McGee as a member of the Board of Directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

There is no arrangement or understanding pursuant to which Mr. McGee was nominated or elected as a director, and there have been no transactions, either since the beginning of the Company's last fiscal year or that are currently proposed, regarding Mr. McGee that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. Mr. McGee has not been appointed to committees of the Board of Directors at this time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 24, 2006 , the Company's Board of Directors amended the second sentence of Section 2 of Article IV of the Company's Bylaws to read as follows:

"The exact number of directors shall be nine until changed within the limits specified above, by a bylaw amending this section 2, duly adopted by the board of directors or by the shareholders."

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

99.1 Press release dated August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 25, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

Exhibit 99.1

News Release

PS Business Parks, Inc.701
Western AvenueGlendale,
CA 91201-2349www.psbusinessparks.com

For Release: Immediately Date: August 24, 2006 Contact: Mr. Edward A. Stokx

    (818)        244-8080, Ext. 1649

PS Business Parks, Inc. Announces New Director

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) announced today that Michael V. McGee will join the Board of Directors. His election by the PS Business Parks’ Board is effective August 24, 2006. The PS Business Parks’ Board now has a total of nine directors.

Mr.     McGee, 51, has been President and Chief Executive Officer of Pardee Homes since 2000.  Pardee Homes is the largest wholly-owned subsidiary of Weyerhaeuser Real Estate Company (WRECO), a subsidiary of Weyerhaeuser Company.  Mr. McGee is also a member of the Board of Directors of HomeAid America, the California Building Industry Foundation Research Advisory Board, the Urban Land Institute and the California Business Roundtable.

“I am pleased to welcome Mike McGee to PS Business Parks’ Board of Directors,” said Joseph D. Russell, Jr., President and Chief Executive Officer of PS Business Parks. “As CEO of Pardee Homes, Mike brings invaluable leadership to our board, particularly due to his deep knowledge of the real estate industry and the markets in which Pardee operates.  I look forward to his expert guidance and counsel as a PSB board member.”

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2006, PSB wholly owned approximately 18.2 million net rentable square feet of commercial space with approximately 3,500 customers located in eight states, concentrated in California (5.5 million sq. ft.), Texas (2.8 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.3 million sq. ft.), Virginia (2.9 million sq. ft.), Maryland (1.8 million sq. ft.) and Arizona (0.7 million sq. ft.).

   Additional information about PS Business

Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.

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